                                                                   Exhibit (p.1)


                              BOSTON ADVISORS, INC.

                                 CODE OF ETHICS
                                       AND
                            INSIDER TRADING POLICIES

                          (as amended October 23, 2002)

                              BOSTON ADVISORS, INC.
                                1 FEDERAL STREET
                           BOSTON, MASSACHUSETTS 02110
                                 (617) 348-3100

                    CODE OF ETHICS AND INSIDER TRADING POLICY
                    -----------------------------------------

                                TABLE OF CONTENTS




SECTION I:       STATEMENT OF PURPOSE AND APPLICABILITY........................1

     (A)     Statement of Purpose..............................................1

     (B)     Applicability.....................................................2

SECTION II:      DEFINITIONS...................................................3

SECTION III:     CODE OF ETHICS................................................5

     (A)     Prohibited and Restricted Transactions and Activities.............5

     (B)     Exempted Transactions.............................................6

     (C)     Post-Trade Monitoring.............................................7

SECTION IV:      INSIDER TRADING POLICY........................................7

     (A)     Background and Scope..............................................7

     (B)     Statement of Policy...............................................8

     (C)     Material Information..............................................8

     (D)     Nonpublic Information.............................................9

     (E)     Identifying Inside Information....................................9

     (F)     High-Risk Trading Activities.....................................10

SECTION V:       PROCEDURES TO IMPLEMENT CODE OF ETHICS AND
                 INSIDER TRADING POLICY.......................................10

     (A)     Mandatory Reporting of Securities Transactions...................10

     (B)     Admissions.......................................................11

     (C)     Review of Reports................................................11

     (D)     Acknowledgment and Certification.................................11

     (E)     Records..........................................................11

     (F)     Confidentiality..................................................12

SECTION VI:      SANCTIONS....................................................12

Appendix A       Acknowledgment and Certification
Appendix B       Monthly Transaction Report
Appendix C       Initial Holdings Report
Appendix D       Annual Holdings Report

                              BOSTON ADVISORS, INC.
                                1 FEDERAL STREET
                           BOSTON, MASSACHUSETTS 02110

                                 (617) 348-3100

                    CODE OF ETHICS AND INSIDER TRADING POLICY
                    -----------------------------------------

                        (as amended on October 23, 2002)

SECTION I:  STATEMENT OF PURPOSE AND APPLICABILITY
--------------------------------------------------

(A)  Statement of Purpose.

     (1) Introduction. Boston Advisors, Inc. (the "Company") seeks to foster a reputation for integrity and the highest standards of professionalism. The Company's reputation is a vital business asset. The confidence and trust placed in us by our clients is something we value and strive to protect. To further that goal, this Code of Ethics and Insider Trading Policy (the "Code") is designed to implement procedures to deter the misuse of material nonpublic information and to avoid conflicts of interest in connection with personal securities transactions.1 It is not the intention of this Code to prohibit all personal securities transactions by persons to whom this Code applies, but rather to prescribe rules designed to prevent both actual and apparent conflicts of interest. While it is not possible to specifically define and prescribe rules addressing all possible situations in which conflicts may arise, this Code sets forth standards regarding conduct in those situations in which conflicts are most likely to develop. The Company recognizes that an individual legitimately may be uncertain about the application of this Code in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to this Code to the appropriate Designated Officer (currently the Chief Investment or Operating Officer) or the Advest Legal Department immediately if you have any reason to believe that a violation of the Code has occurred or is about to occur.


__________________
1    This Code is intended solely for internal use by the employees, officers &
directors of the Company and does not constitute evidence that conduct violating this Code violates any federal or state securities laws. The Company does not intend for this Code to give rise to private rights of action that would not exist in the absence of this Code.

          Employees of the Company should be aware that they are also subject to the policies and guidelines set forth in The Advest Group, Inc. Policy Statement and Conflicts of Interest Guidelines for Employees.

          Every person to whom this Code is applicable (as defined below) should keep in mind the following general principles:

          (a) No person to whom this Code is applicable should knowingly place his or her own interests ahead of those of the Company and its Clients; and

          (b) No person to whom this Code is applicable should use knowledge of transactions by the Company or its respective Clients to his or her profit or advantage.

          (c) All personal securities transactions should be conducted consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a person's position of trust and responsibility.

     (2) Code of Ethics. Section 204A of the Investment Advisers Act of 1940 (the "Advisers Act") imposes an obligation on every investment adviser to establish, maintain and enforce written policies and procedures reasonably designed to prevent the misuse of Material, Nonpublic information by such investment adviser or any person associated with such investment adviser. This Code is designed to ensure that those persons who have access to information regarding the portfolio securities activities of the Company's Clients do not intentionally use that information for their own personal benefit and/or to the detriment of the Company's Clients.

     (3) Insider Trading Policy. The federal securities laws, including the antifraud provisions of Section 10(b) of the Securities Exchange Act of 1934 (the "1934 Act"), Rule 10b-5 promulgated thereunder, and the Insider Trading and Securities Fraud Enforcement Act of 1988 prohibit "insider trading." Insider trading can be defined as trading based on Material, Nonpublic Information or communicating Material, Nonpublic Information to others in violation of the law. The Advisers Act and the 1934 Act require investment advisers and broker-dealers, respectively, to establish, maintain and enforce written policies and procedures reasonably designed, taking into consideration the nature of the entity's business, to prevent insider trading violations.

(B) Applicability. Section III (the Code of Ethics), Section IV (the Insider Trading Policy), and Sections V and VI (the Reporting Requirements and Sanctions), shall apply to all "Access Persons" as that term is defined in
     Section II(A) below.

SECTION II: DEFINITIONS
-----------------------

(A) "Access Person" means any director, officer, or Advisory Person of the Company.

(B) "Advisory Person" means (1) any employee of the Company who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of a Security by a Client or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (2) any natural person in a control relationship to the Company who obtains information concerning recommendations made to a Client with regard to the purchase or sale of a Security by the Client.

(C)  "Affiliated Person" of another person means:

     (1) Any person directly or indirectly owning, controlling, or holding with power to vote, five percent (5%) or more of the outstanding voting securities of such other person;

     (2) Any person, five percent (5%) or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;

     (3) Any person directly or indirectly controlling, controlled by, or under common control with, such other person;

     (4) Any officer, director, partner, co-partner, or employee of such other person;

     (5) If such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

     (6) If such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

(D) A security is " being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

(E) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section 16 of the 1934 Act and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

(F) "Clients" mean all advisory clients of the Company, including any investment companies for which the Company acts as investment adviser, but it does not include any money market funds managed by the Company.

(G) "Control" shall have the same meaning as that set forth in Section 2(a)(9) of the Investment Company Act of 1940 (the "1940 Act"). Generally, control means the power to exercise a controlling influence on the management of policies of a company, unless such power is solely the result of an official position with such company.

(H) "Material Information" generally means information that a reasonable investor would consider important in making a investment decision. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For further guidance in determining whether information is material, see Section IV(C).

(I) "Nonpublic Information" means information that has not been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the Securities and Exchange Commission ("SEC") or some other government agency, the Dow Jones "tape" or The Wall Street Journal or some other publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely. For further guidance in determining whether information is non-public, see Section IV(D).

(J) "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security, or the use of a derivative product to take a position that would otherwise be prohibited if taken directly.

(K) "Portfolio Manager" means any person or persons responsible for the decision to purchase or sell a security for the account of the adviser.

(L) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include shares of registered open-end investment companies, securities issued by the Government of the United States, bankers' acceptances, bank certificates of deposit, commercial paper, and short term debt securities which are "government securities" within the meaning of Section 2(a)(16) of the 1940 Act.

SECTION III: CODE OF ETHICS
---------------------------

(A)  Prohibited and Restricted Transactions and Activities

     (1) No Access Person shall purchase or sell, directly or indirectly, any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which such Access Person knows or should have known at the time of such purchase or sale is on a day during which the Company has a pending "purchase" or "sell" order in the same Security until that order is executed or withdrawn. All Access Persons must obtain from the Company's Senior Account Administrator prior acknowledgment that the Company does not have a pending "purchase" or "sell" order in that same security before executing a transaction in an account in which the Access Person has beneficial ownership.

     (2) With respect to an investment company Client (excluding a money market fund), it shall be unlawful for the Company or any Affiliated Person of the Company to engage in the following conduct with respect to a "security held or to be acquired" by the investment company:

          (a) To employ any device, scheme or artifice to defraud the investment company;

          (b) To make any untrue statement of material fact to the investment company or omit to state a material fact necessary in order to make the statements made to the investment company, in light of the circumstances under which they are made, not misleading;

          (c) To engage in any act, practice or course of business that operates or could operate as a fraud or deceit on the investment company; or

          (d) To engage in any manipulative practice with respect to the investment company.

          For purposes of this section, a "security held or to be acquired by" an investment company means: any Security which, within the most recent 15 days (i) is or has been held by the investment company or
          (ii) is being or has been considered by the investment company or the Company for purchase by the investment company.

     (3) No Access Person may acquire any securities in an initial public offering.

     (4) No Access Person may acquire any securities in a private placement without the express prior approval of a Designated Officer. This prior approval process will take into account, among other things, whether the investment opportunity should be reserved for the Company and whether the opportunity is being offered to the Access Person by reason of his or her position with the Company. Any Access Person authorized by a Designated Officer to acquire securities in a private placement must disclose such investment to the Designated Officer when such investment plays any part in any subsequent consideration of an investment in the issuer. In such circumstances, the Company's decision to purchase securities of such issuer will be subject to an independent review by other personnel of the Company with no personal interest in such issuer.

     (5) No Access Person shall accept any gift or other thing of more than de minimis value from any person or entity that does business with or on behalf of the Company.

     (6) No Access Person may, without the express prior approval of a Designated Officer, serve on the board of directors of any publicly traded company, such prior approval by the Designated Officer to be based upon a determination that service on a particular board of directors would be consistent with the interests of the Company and its Client. In those instances in which board service is approved by the Designated Officer, appropriate safeguards shall be implemented to isolate the Access Person serving on such board of directors from persons making investment decisions for the Company's Clients regarding the securities of companies on whose board of directors an Access Person serves.

     (7) No Access Person may render investment advisory services to any person or entity not a Client of the Company or (ii) a member of (or trust or other arrangement for the benefit of) the family of, or a close personal friend of, such Access Person, without first obtaining prior approval of a Designated Officer.

(B)  Exempted Transactions. Section III(A) of this Code shall not apply to:

     (1) purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

     (2) purchases or sales which are non-volitional on the part of either the Access Person or a Fund;

     (3)  purchases which are part of an automatic dividend reinvestment plan;

     (4) purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired;

     (5) purchases or sales which receive the prior approval of a Designated Officer. Prior approval shall be granted only if a purchase or sale or securities is consistent with purposes of this Code and Section 204A of the Advisers Act and the rules thereunder. To illustrate a purchase or sale shall be considered consistent with such purposes if such purchase or sale is only remotely potentially harmful to a Client because such purchase or sale would be unlikely to affect a highly institutional market, or because such purchase or sale is clearly not related economically to the securities held, purchased or sold by a particular Client;

provided, however, that Section V(A) of this Code which requires mandatory reporting of securities transactions by Access Persons, will continue to apply to such transactions where applicable.

(C) Post-Trade Monitoring. You should be aware that the Company intends to implement appropriate procedures to monitor personal investment activity by Access Persons after the pre-clearance described in Section III(B)(5) above has been granted. Such procedures could, for example, seek to identify patterns of personal securities trading occurring before Client trades and may involve the sampling and comparison of trading activities of various clients and individuals.

SECTION IV: INSIDER TRADING POLICY.
-----------------------------------

(A) Background and Scope. Trading securities while in possession of Material, Nonpublic Information or improperly communicating that information to others exposes an offender to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The SEC can recover the profits gained or losses avoided through the violative trading, impose a penalty of up to three times the illicit windfall and issue an order permanently barring an offender from the securities industry. Finally, an offender may be sued by investors seeking to recover damages for insider trading violations.

          Regardless of whether a government inquiry occurs, however, any violation of this Insider Trading Policy is viewed extremely seriously by the Company. Such violations constitute grounds for disciplinary sanctions, including dismissal. This Insider Trading Policy is drafted broadly and will be applied and interpreted in a similar manner.

(B)  Statement of Policy.

     (1) No Person to whom this Section IV applies may purchase or sell any security while in possession of Material, Nonpublic Information concerning the security.

     (2) No person to whom this Section IV applies who knows of Material, Nonpublic Information may communicate that information to any other person.

     (3) Finally, no person to whom this Section IV applies who knows of Material, Nonpublic Information may recommend trading in securities, or otherwise cause the purchase or sale of any security, about which he or he has Material, Nonpublic Information.

(C) Material Information. It is impossible to list all types of information that might be deemed material under particular circumstances. However, information dealing with the following subjects is reasonably likely to be found material in particular situations:

     o proposals, plans or agreements, even if preliminary in nature, involving mergers, acquisitions, divestitures, recapitalizations, and purchases or sales of substantial assets,
     o    earnings results or changes in earnings estimates,
     o    major changes in management,
     o    changes in dividends,
     o    changes in debt ratings,
     o    public offerings,
     o    significant litigation or government agency investigations,
     o    liquidity problems, and
     o pending statistical reports (e.g., consumer price index, money supply and retail figures, interest rate developments).

          Material Information may also relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, pre-publication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on pre-publication information about The Wall Street Journal's "Heard on the Street" column.

          Material Information may be positive or adverse. If a lawsuit is brought alleging that insider trading occurred, the benefit of hindsight may be introduced in a proceeding to argue that the information was material. Accordingly, when in doubt about whether particular Nonpublic Information is material, please exercise extreme caution. Consult a Designated Officer or the Advest Legal Department before making a decision to disclose such information or to trade in or recommend securities to which that information relates.

(D) Nonpublic Information. To show that information is public, you should be able to point to some fact showing that it is widely disseminated, for example, publication in daily newspapers, or disclosure in widely circulated public disclosure documents. Even when there has been public disclosure of information you learned about before its public disclosure, you generally must wait until the information is absorbed by public investors before you can treat the information as public.

          Nonpublic Information may include:

     o information available to a select group of analysts or brokers or institutional investors,
     o undisclosed facts that are the subject of rumors, even if the rumors are widely circulated, and
     o information that has been entrusted to a Company on a confidential basis until a public announcement of the information has been made and enough time has elapsed for the market to respond to a public announcement of the information (normally two or three days).

               As with questions of materiality, when in doubt about whether information is Nonpublic call a Designated Officer or the Advest Legal Department or assume that the information is "Nonpublic" and therefore treat it as confidential.

(E) Identifying Inside Information. Before executing any trade for yourself or another person, including another Client of the Company, you must determine whether you have access to Material, Nonpublic Information. If you think you might have access to Material, Nonpublic Information, you should take the following steps:

     (1) Report the information and proposed trade immediately to a Designated Officer or the Advest Legal Department.

     (2) Do not purchase or sell the securities on behalf of yourself or others, including other clients of the Company.

     (3) Do not communicate the information inside or outside the Company, other than to a Designated Officer or the Advest Legal Department.

     (4) After a Designated Officer and/or the Advest Legal Department has reviewed the issue, the appropriate officer of the Company will determine whether the information is Material and Nonpublic and, if so, what action the Company should take.

(F) High-Risk Trading Activities. Certain high-risk trading activities, if used in the management of a personal trading portfolio, are risky not only because of the nature of the securities transactions themselves, but also because of the potential that action necessary to close out the transactions may become prohibited during the pendency of the transactions. Examples of such activities include short sales of common stock and trading in derivative instruments such as options contracts to purchase ("call") or sell ("put") securities at certain predetermined prices. Persons to whom this Code is applicable should understand that short sales and trading in derivative instruments involve special risks - - derivative instruments, for example, ordinarily have greater price volatility than the underlying security. The fulfillment of the obligations owed to the Company by each person to whom this Code is applicable may heighten those risks. For example, if the Company becomes aware of Material, Nonpublic Information about the issuer of the underlying securities, persons to whom this Code is applicable may find themselves "frozen" in a position in a derivative security. The Company will not bear any losses resulting in personal accounts through the implementation of this Code.

If you have any questions, contact a Designated Officer or the Advest Legal Department before you trade.

SECTION V: PROCEDURES TO IMPLEMENT CODE OF ETHICS AND INSIDER TRADING POLICY. The following procedures have been established to aid the persons to whom this Code applies in avoiding a violation of this Code, and to aid the Company in preventing, detecting and imposing sanctions for violations of this Code. Every person to whom this Code is applicable must follow these procedures or risk serious sanctions, including dismissal, substantial personal liability and criminal penalties. If you have any questions about these procedures, you should contact a Designated Officer or the Advest Legal Department.

(A)  Mandatory Reporting of Securities Transactions.

     (1) Monthly Reports. To assist the Company in enforcing this Code all Access Persons of the Company must report, no less frequently than monthly, all transactions in any Security in which they or a member of their family have, or by reason of such transaction acquire, any direct or indirect beneficial interest. Copies of monthly statements for all securities, duplicate confirmations, or the Form in Appendix B may be submitted to the Designated Officer, if these statements or confirmations contain all of the information that is required in the Monthly Reporting Form. This includes any account over which such person has discretionary authority, but does not include transactions in the shares of money market funds, mutual funds, or in insurance annuities or policies. The information required under this Section V(A) shall be provided not later than 10 days after the end of each calendar month in which the transactions to which they relate were effected.

     (2) Initial and Annual Reports. Access Persons are required to disclose personal securities holdings in Securities (using the form attached hereto as Appendix C) upon commencement of employment with the Company (but in no event later than 10 days thereafter) and thereafter on an annual basis (using the form attached hereto as Appendix D), including holdings other than those reflected on a traditional broker/dealer account (i.e., private placements, securities held in safe deposit boxes).

(B)  Admissions. No duplicate confirmation or report received pursuant to this
     Section V shall be construed as an admission by the person submitting such duplicate confirmation or making such report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

(C) Review of Reports. The duplicate confirmations and reports required to be submitted under this Section V shall be delivered to the appropriate Designated Officer. The appropriate Designated Officer shall review such duplicate confirmation reports and maintain copies thereof as required by Rule 204A under the Adviser Act. Before making any determination that a violation has been committed by any person, such person shall be given an opportunity to supply additional explanatory material.

     The Designated Officer shall report any violations of this Code with respect to any investment company managed by the Company to the investment company's review officer and to the investment company's board of directors.

(D) Acknowledgment and Certification. The Designated Officer of the Company will identify all Access Persons who are required to make reports under
     Section V(A) and will notify those Access Persons of their reporting obligations. All persons to whom this Code is applicable are required to sign an acknowledgment and certification of their receipt of and intent to comply with this Code in the form attached hereto as Appendix A and return it to a Designated Officer.

(E) Records. Each Company shall maintain records with respect to this Code in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f)(1) under the 1940 Act and shall be available for examination by representatives of the SEC.

     (1) A copy of this Code and any other Insider Trading Policy or Code of Ethics with respect to the Company which is, or at any time within the past three years has been, in effect shall be preserved in an easily accessible place.

     (2) A record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than three years following the end of the fiscal year in which the violation occurs.

     (3) A copy of each report made or duplicate confirmation received pursuant to this Code shall be preserved for a period of not less than three years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

     (4) A list of all persons who are, or within the past three years have been, required to make reports pursuant to this Code shall be maintained in an easily accessible place.

(F) Confidentiality. All duplicate confirmations, reports of securities transactions and any other information filed with the Company or furnished to any person pursuant to this Code shall be treated as confidential, but are subject to review as provided herein and by representatives of the SEC.

SECTION VI: SANCTIONS. Upon determination that a violation of this Code has occurred the Designated Officer of the Company may impose such sanctions as he/she deems appropriate, including, among other things, a letter of censure or suspension or termination of the employment of the violator.

                                                                      APPENDIX A
                                                                      ----------

ACKNOWLEDGMENT AND CERTIFICATION
--------------------------------

     The undersigned does hereby acknowledge receipt of the Code of Ethics and Insider Trading Policy (the "Code") of Boston Advisors, Inc. The undersigned has read and understands such Code, has complied with such Code, has disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to such Code and agrees to be governed by such Code at all times.

                                   ---------------------------------------------
                                   (signature)

                                   ---------------------------------------------
                                   (please print name)

Date:
       ------------------

                                                                      APPENDIX B
                                                                      ----------


DO NOT USE THIS DOCUMENT IF DUPLICATE CONFIRMATIONS ARE BEING USED
------------------------------------------------------------------

PLEASE RETURN THIS REPORT NO LATER THAN THE 10TH DAY FOLLOWING THE CLOSE OF EACH CALENDAR MONTH.

TO:            Compliance Officer
               Boston Advisors, Inc.
               1 Federal Street
               Boston, Massachusetts  02110

FROM:
               ------------------------------------------------

DATE:
               ------------------------------------------------

               Report of Security Transactions for Month Ending
                                                                ----------------

The following is a record of every transaction in a security in which I had or by reason of which I acquired, any direct or indirect beneficial ownership during the month ending ___________ (excluding (1) transactions effected in any account over which I had no direct or indirect influence or control, and (2) transactions in securities which are direct obligations on the United States or instrumentality's thereof):

 Name, Description of  Price Per
 Security and Number   Share or                 Date              Name of Broker
 of Shares or Units    Per unit     Purchased           Sold      Dealer or Bank
 ------------------    --------     ---------           ----      --------------











Note 1: If there have been no transactions, write "NONE" in the space provided and sign.

Note 2: This report shall not be construed as an admission by me that I have acquired direct or indirect beneficial ownership in the securities involved in the transaction reported which have been marked by me with an asterisk (*).

                                                                      APPENDIX C
                                                                      ----------


                             INITIAL HOLDINGS REPORT


To:                                           , Designated Officer
    ------------------------------------------

From:
      ----------------------------------------
                             (Your Name)


Date:
      ----------------------------------------

     This Initial Holdings Report (the "Report") is submitted pursuant to
Section V(A) of the Code of Ethics and Insider Trading Policies and supplies information with respect to Securities in which I may be deemed to have, or to have had, any direct or indirect beneficial ownership interest.

     Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics and Insider Trading Policies.

     For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the 1934 Act.



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                                                                                                            Name of the Broker,
                                                                                                            Dealer or Bank With
                                                                                                              Whom Account in
                                                                           Principal Amount                Which Securities Were
          Title of Securities              Number of Shares                  of Securities                  Held is Maintained
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------

                                                                      APPENDIX D
                                                                      ----------


                             ANNUAL HOLDINGS REPORT


To:                                           , Designated Officer
    ------------------------------------------

From:
      ----------------------------------------
                             (Your Name)


Date:
      ----------------------------------------

     This Annual Holdings Report (the "Report") is submitted pursuant to Section V(A) of the Code of Ethics and Insider Trading Policies and supplies information with respect to Securities in which I may be deemed to have any direct or indirect beneficial ownership interest as of December 31, ----.

     Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics and Insider Trading Policies.

     For purposes of the Report beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a)(2) of the 1934 Act.



------------------------------------------------------------------------------------------------------------------------------------
                                                                                                            Name of the Broker,
                                                                                                            Dealer or Bank With
                                                                                                              Whom Account in
                                                                           Principal Amount                Which Securities Were
          Title of Securities              Number of Shares                  of Securities                  Held is Maintained
------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------------------------